                                     EXHIBIT
                                   ITEM 23 (J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Davis New York Venture Fund, Inc.:

We consent to the use of our reports dated September 9, 2005 incorporated by reference in this Registration Statement of Davis New York Venture Fund, Inc.
(consisting of two series, Davis New York Venture Fund and Davis Research Fund)
and to the references to our firm under the headings "Financial Highlights" in the Prospectuses for Davis New York Venture Fund and Davis Research Fund and
"Independent Registered Public Accounting Firm" and "Disclosure of Portfolio
Holdings" in the Statements of Additional Information for Davis New York Venture
Fund and Davis Research Fund.

                                              /s/ KPMG  LLP
                                             -----------------------------------
                                             /s/ KPMG LLP

Denver, Colorado
November 29, 2005